UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2021

ESCO TECHNOLOGIES INC.

 (Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

9900A Clayton Road, St. Louis, Missouri	63124-1186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 314-213-7200

Securities registered pursuant to section 12(b) of the Act:

Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
Common Stock, par value $0.01 per share	ESE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Hiring of New Principal Financial Officer

On April 5, 2021 the Company announced the hiring of Christopher L. Tucker as the Company’s Senior Vice President and Chief Financial Officer effective April 19, 2021. Mr. Tucker will succeed Gary E. Muenster, whose plans to retire were announced on December 7, 2020, and who will remain as a strategic advisor to the executive management team and Board of Directors during a transition period.

Mr. Tucker has worked at Emerson Electric Co (NYSE:EMR) for 24 years, where he held a series of financial and administrative positions including Director of Investor Relations; since March 2016 he has served as Vice President and Chief Financial Officer of Emerson’s Commercial and Residential Solutions business, consisting of 11 business units generating approximately $6 billion in annual revenue. Further information is provided in the Press Release issued today, which is attached as Exhibit 99.1.

Mr. Tucker will enter into an Employment and Compensation Agreement with the Company pursuant to which he will receive an initial base salary of $500,000 and a cash bonus under the Company’s Performance Compensation Plan (described in the Company’s December 16, 2020 Proxy Statement) with a fiscal 2021 target of $325,000 and a minimum payout based on a 1.0x multiple of the target, all prorated over his period of employment during fiscal 2021. He will also be eligible to participate in the Company’s 401(k), medical, disability and other group employee benefit plans and will be entitled to perquisites, vacation and severance benefits comparable to those provided to the Company’s other executive officers.

Mr. Tucker will receive a transition bonus of $835,000 and Company common stock valued at $500,000, vested on the award date, to partially compensate him for equity opportunities he will forfeit upon his departure from Emerson. He will be eligible to participate in the Company’s long-term equity incentive plan for senior officers (the terms of which are currently under revision), initially in an annual amount equal to 60% of his cash compensation as adjusted from time to time.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued April 5, 2021
104	Cover Page Inline Interactive Data File

Other Matters

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, unless the Company incorporates it by reference into a filing under the Securities Act of 1933 as amended or the Exchange Act.

Any references to the Company’s web site address included in this Form 8-K and the press release are intended only as inactive textual references and not as active links to its web site. Information contained on the Company’s web site does not constitute part of this Form 8-K or the press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2021
ESCO TECHNOLOGIES INC.

By:	/s/Alyson S. Barclay
Senior Vice President, Secretary and General Counsel